YDI WIRELESS


For Further Information Contact:
--------------------------------
David L. Renauld
Vice President, Corporate Affairs
(413) 665-8551

FOR IMMEDIATE RELEASE
---------------------
April 23, 2004

           YDI WIRELESS ANNOUNCES FIRST QUARTER 2004 FINANCIAL RESULTS

     FALLS CHURCH, VA, April 23, 2004 - YDI Wireless, Inc. (OTCBB:YDIW), a leading developer and supplier of broadband wireless solutions, today reported its financial results for the first quarter ended March 31, 2004.

     Revenue for the quarter ended March 31, 2004 was $6.0 million, an increase of approximately 8.5% over the revenue of $5.5 million for the quarter ended December 31, 2003 and a decrease of approximately 6.5% from the revenue of $6.4 million for the quarter ended March 31, 2003.

     Gross profit for the first quarter of 2004 was $2.5 million (41% gross profit margin) as compared to $3.0 million (54% gross profit margin) for the fourth quarter of 2003 and $2.0 million (31.0% gross profit margin) for the first quarter of 2003.

     The net income for the recent quarter was $303 thousand ($0.02 per share, diluted) compared to net loss of $45 thousand ($0.00 per share, diluted) for the fourth quarter of 2003 and $106 thousand ($0.01 per share, diluted) for the first quarter of 2003. Much of the net income for recent quarter resulted from the sale of intellectual property in the amount of $500,000.

     Robert E. Fitzgerald, Chief Executive Officer, stated, "Margins continue to remain surprisingly strong, although we were disappointed with our first quarter revenues. We continue to believe that margins will not continue to run as high as we have seen over the last several quarters. Our focus will continue to be on revenue growth and profitability. We believe that our strategy of expanding our channels of distribution, combined with the continued introduction of products that focus on meeting real customer needs with proven technology at reasonable prices, will sustain our organic growth. Also, we continue to move forward on strategic transactions, such as our recently announced contemplated merger with Terabeam, to increase stockholder value."

About YDI Wireless
------------------
YDI Wireless, Inc. is a world leader in providing extended range, license free wireless data equipment and is a leading designer of turnkey long distance wireless systems ranging from 19.9 kbps to 1 Gbps for applications such as wireless Internet, wireless video, wireless LANs, wireless WANs, wireless MANs and wireless virtual private networks. Additional information about YDI Wireless as well as its complete product line can be found at the company's website located at http://www.ydi.com or by contacting the company by telephone at
           ------------------
413-665-8551 or by email at IR@ydi.com.
                            ----------

YDI Wireless Announces First Quarter 2004 Financial Results
April 23, 2004
Page 2


Safe Harbor Statement
---------------------
Statements in this press release that are not statements of historical facts, including statements about our business outlook or expected performance or developments, are forward-looking statements that involve risks, uncertainties, and assumptions. Our actual results may differ materially from the results anticipated in these forward-looking statements due to risks arising from and relating to the contemplated merger of YDI and Terabeam Corporation, the two companies' ability and desire to consummate that transaction, and our ability to achieve the contemplated benefits of that transaction; our contemplated acquisition of Phazar, the two companies' ability and desire to consummate that transaction, and our ability to achieve the contemplated benefits of that transaction; the possibility that the contemplated transaction with Terabeam could negatively impact the contemplated acquisition of Phazar; the uncertainty relating to YDI's ability to have its common stock listed on the Nasdaq National Market or Nasdaq SmallCap Market and timing of any such listing; the downturn and ongoing uncertainty in the telecommunications industry and larger economy; the intense competition in our industry and resulting impacts on our pricing, gross margins, and general financial performance; and the other factors discussed in our filings made from time to time with the Securities and Exchange Commission and in our other public statements.

                           - Financial tables follow -

                               YDI WIRELESS, INC.
                           CONSOLIDATED BALANCE SHEETS
                        (In thousands, except share data)


                                                                                                        (unaudited)
                                                                                                        ----------    ------------
                                                                                                          March 31,   December 31,
                                                                                                            2004          2003
                                                                                                        ----------    ------------
Assets
Current assets:
   Cash and cash equivalents ........................................................................      $ 9,817      $ 8,990
   Accounts receivable, net .........................................................................        2,855        2,511
   Refundable income taxes ..........................................................................          151          226
   Inventory ........................................................................................        3,577        3,134
   Assets held for sale .............................................................................          768          790
   Prepaid expenses .................................................................................          240          162
                                                                                                           -------      -------

       Total current assets .........................................................................       17,408       15,813

Property and equipment, net .........................................................................        1,728        1,747

Other Assets:
  Investment securities - available-for-sale ........................................................        1,738        2,627
  Intangible assets, net ............................................................................          433          483
  Deposits ..........................................................................................           35           49
                                                                                                           -------      -------

       Total other assets ...........................................................................        2,206        3,159
                                                                                                           -------      -------

       Total assets .................................................................................      $21,342      $20,719
                                                                                                           =======      =======

Liabilities and Stockholders' Equity
Current liabilities:
   Accounts payable and accrued expenses ............................................................      $ 3,512      $ 3,023
   Current maturities of notes payable ..............................................................          194          213
                                                                                                           -------      -------

       Total current liabilities ....................................................................        3,706        3,236

Notes payable, net of current maturities ............................................................        1,255        1,298
                                                                                                           -------      -------

       Total liabilities ............................................................................        4,961        4,534

Commitments and contingencies

Stockholders' Equity
   Preferred stock, $0.01 par value; authorized 4,500,000, none issued at March 31, 2004 and December
   31, 2003 .........................................................................................         --           --
   Common stock, $0.01 par value, 100,000,000 shares authorized, 14,263,488 and 14,179,882 issued
      and outstanding at March 31, 2004 and December 31, 2003, respectively .........................          143          142
   Additional paid-in capital .......................................................................        6,369        6,173
   Retained earnings ................................................................................        8,926        8,673
   Accumulated other comprehensive income:
     Net unrealized gain/(loss) on available-for-sale securities ....................................          943        1,197
                                                                                                           -------      -------
       Total stockholders' equity ...................................................................       16,381       16,185
                                                                                                           -------      -------
       Total liabilities and stockholders' equity ...................................................      $21,342      $20,719
                                                                                                           =======      =======

                       YDI WIRELESS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except share and per share data)
                                   (unaudited)


                                          YDI Wireless,      Young Design,
                                              Inc.                Inc.
                                          --------------------------------
                                               For the Three Months
                                                   Ended March 31,
                                          --------------------------------
                                              2004                2003
                                          ------------       ------------
Revenues ...........................      $      6,017       $      6,436

Cost of goods sold .................             3,551              4,438
                                          ------------       ------------

    Gross profit ...................             2,466              1,998

Operating expenses:
    Selling costs ..................               440                467
    General and administrative .....             1,727              1,158
    Research and development .......               492                121
                                          ------------       ------------
       Total operating expenses ....             2,659              1,746
                                          ------------       ------------

Operating income (loss) ............              (193)               252

Other income (expenses):
    Interest income ................                24               --
    Interest expense ...............               (29)               (64)
    Other income (expenses) ........               503               --
                                          ------------       ------------
       Total other income (expenses)               498                (64)
                                          ------------       ------------

Income (loss) before income taxes ..               305                188

    Provision for income taxes .....                 2                 82
                                          ------------       ------------
Net income (loss) ..................      $        303       $        106
                                          ============       ============
Weighted average shares - basic ....        14,234,405          9,375,000
                                          ============       ============
    EPS, basic .....................      $       0.02       $       0.01
                                          ============       ============
Weighted average shares - diluted ..        14,793,965          9,375,000
                                          ============       ============
    EPS, diluted ...................      $       0.02       $       0.01
                                          ============       ============